EXHIBIT 3.8

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                             ---------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

         "MERGER ACQUISITION CORPORATION 1", A KENTUCKY CORPORATION, WITH AND INTO "CHECKERS DRIVE-IN RESTAURANTS, INC." UNDER THE NAME OF "CHECKERS DRIVE-IN RESTAURANTS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE EIGHTH DAY OF JUNE, A.D. 2000, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


[SEAL]
                                        /s/ EDWARD J. FREEL
                                        -----------------------------------
                                        EDWARD J. FREEL, SECRETARY OF STATE

                                        AUTHENTICATION: 0488615
                                                  DATE: 06-09-00

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 06/08/2000
   001293933 - 2272161


                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                        MERGER ACQUISITION CORPORATION 1
                                      INTO
                      CHECKERS DRIVE-IN RESTAURANTS, INC.

                        (Pursuant to Section 253 of the
                       Delaware General Corporation Law)

         CHECKERS DRIVE-IN RESTAURANTS, INC., a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST, that the Corporation is incorporated pursuant to the Delaware General Corporation Law.

         SECOND, that the Corporation owns all of the outstanding shares of each class of the capital stock of Merger Acquisition Corporation 1, a Kentucky corporation (the "Subsidiary"), the laws of which state permit a corporation of such state to merge with a corporation of another state.

         THIRD, that the Corporation, by the following resolutions of its Board of Directors, duly adopted on May 31, 2000, determined to merge into itself the Subsidiary, effective at 11:59pm on May 31, 2000, on the conditions set forth in such resolutions:

                  RESOLVED, that the Corporation merge into itself the Subsidiary, and assume all of the Subsidiary's liabilities and obligations, effective at 11:59pm on May 31, 2000, in accordance with the Agreement of Merger and Plan of Reorganization presented to the Board;

                  FURTHER RESOLVED, that Theodore Abajian, Senior Vice President and Chief Financial Officer of the Corporation, be and he hereby is directed to make, execute, and acknowledge a Certificate of Ownership and Merger for the State of Delaware and Articles of Merger for the State of Kentucky setting forth a copy of the resolution to merge the Subsidiary into the Corporation and to assume the Subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the offices of the Secretaries of State of Delaware and Kentucky, respectively.

         IN WITNESS WHEREOF, Checkers Drive-In Restaurants, Inc. has caused its corporate seal to be affixed and this Certificate to be signed by Theodore Abajian, its authorized officer, this 31st day of May, 2000.


                                CHECKER DRIVE-IN RESTAURANTS, INC.

                                By: /s/ THEODORE ABAJIAN
                                    -------------------------------------------
                                        Theodore Abajian, Senior Vice President
                                        and Chief Financial Officer

                                Attest: /s/ ANDREW D. SIMONS
                                        ----------------------------------------
                                        Andrew D. Simons, Senior Vice President,
                                        General Counsel and Secretary


                                                    [SEAL]

STATE OF FLORIDA
COUNTY OF PINELLAS


         The foregoing instrument was acknowledged before me on this 31st day of May, 2000, by THEODORE ABAJIAN, Senior Vice President and Chief Financial Officer and ANDREW D. SIMONS, Senior Vice President, General Counsel and Secretary of CHECKERS DRIVE-IN RESTAURANTS, INC., a Delaware corporation, on behalf of the corporation, who states that the foregoing is the act and deed of the corporation and that the facts stated therein are true. They are personally known to me.


                                         /s/ BRIAN R. DOSTER
                                         ---------------------------------------
                                         NOTARY PUBLIC
                                         Name:
                                              ----------------------------------
                                         My Commission Expires:
                                                               -----------------

                                                [NOTARY SEAL]